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                    [LETTERHEAD OF HOGAN & HARTSON L.L.P.]

                                                                    Exhibit 5.1

                                    December 17, 2001

Board of Directors
Sizeler Property Investors, Inc.
2542 Williams Boulevard
Kenner, Louisiana 70061

Gentlemen:

   We are acting as counsel to Sizeler Property Investors, Inc., a Maryland corporation (the "Company"), in connection with its registration statement on Form S-3, as amended (the "Registration Statement"), filed with the Securities and Exchange Commission relating to the proposed public offering of up to $100,000,000 in aggregate principal amount or value of one or more series of senior or subordinated debt securities (the "Debt Securities"), warrants to purchase Debt Securities, Common Stock or Preferred Stock (the "Warrants"), shares of common stock, par value $.0001 per share, together with the associated right to purchase one one-thousandth of a share of Series A Preferred Stock, par value $.0001 per share (the "Rights" and together, the "Common Stock"), or shares of preferred stock, par value $.0001 per share (the "Preferred Stock"), including its proposed public offering of up to 3,450,000 shares of Common Stock, all of which shares (the "Shares") are to be sold by the Company. The Debt Securities, the Warrants, the Common Stock, and the Preferred Stock herein are referred to as the "Securities." The Securities may be offered and sold by the Company from time to time as set forth in the prospectus which forms a part of the Registration Statement (the "Prospectus"), and as to be set forth in one or more supplements to the Prospectus (each, a "Prospectus Supplement"). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. Section 229.601(b)(5), in connection with the Registration Statement.

   For purposes of this opinion letter, we have examined copies of the following documents (the "Documents"):

     1. An executed copy of the Registration Statement.

     2. The Articles of Incorporation of the Company, as certified by the Maryland State Department of Assessments and Taxation (the "Maryland SDAT") on November 19, 2001 and by the Secretary of the Company on the date hereof as being complete, accurate and in effect (the "Charter").

     3. The By-Laws, as amended, of the Company, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect (the "By-Laws").

     4. An executed copy of a Rights Agreement (the "Original Rights Agreement"), dated as of August 6, 1998, by and between the Company and The Bank of New York (the "Rights Agent").

     5. Amendment No. 1 to Shareholder Rights Agreement (together with the Original Rights Agreement, the "Rights Agreement"), dated as of February 5, 1999, by and between the Company and the Rights Agent.

     6. Resolutions of the Board of Directors of the Company adopted on August 6, 1998, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect, relating to, among other things, the execution of the Rights Agreement and the appointment of The Bank of New York as Rights Agent with respect to the Rights.

     7. Resolutions of the Board of Directors of the Company adopted by unanimous written consent on October 24, 2001 and at a meeting held on November 8, 2001, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect, relating to, among other things, the filing by the Company of the Registration Statement and related matters.

     8. The proposed form of Underwriting Agreement among the Company and the several Underwriters to be named therein, for whom Ferris, Baker Watts, Incorporated will act as representative (the "Underwriting Agreement").
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Sizeler Property Investors, Inc.
December 17, 2001
Page 2

   In our examination of the Documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all of the Documents, the authenticity of all originals of the Documents and the conformity to authentic originals of all of the Documents submitted to us as copies (including telecopies). As to matters of fact relevant to the opinions expressed herein, we have relied on the representations and statements of fact made in the Documents. We have not independently established the facts so relied on. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

   For purposes of this opinion letter, we also have assumed that:

       (i) the issuance, sale, amount, and terms of the Securities to be offered from time to time will be duly authorized and established by proper action of the Board of Directors of the Company or the Pricing Committee thereof, consistent with the procedures and terms described in the Registration Statement (each, a "Board Action") and in accordance with the Charter, By-Laws and applicable Maryland law;

        (ii) any Debt Securities will be issued pursuant to an Indenture entered into by the Company and duly qualified trustee (the "Trustee");

      (iii) any Warrants will be issued under one or more warrant agreements (each, a "Warrant Agreement"), each to be between the Company and a financial institution identified therein as a warrant agent (each, a "Warrant Agent");

        (iv) prior to the issuance of shares of Preferred Stock or Securities convertible into or exchangeable or exercisable for Preferred Stock, appropriate Articles Supplementary relating to a class or series of the Preferred Stock to be issued will have been duly authorized and adopted and filed with the Maryland SDAT (the "Articles Supplementary");

       (v) with respect to the Rights, (a) the Rights Agent has all requisite power and authority under all applicable laws, regulations and governing documents to execute, deliver and perform its obligations under the Rights Agreement, (b) the Rights Agent has duly authorized, executed and delivered the Rights Agreement, (c) the Rights Agent is validly existing and in good standing in all necessary jurisdictions, (d) the Rights Agreement constitutes a valid and binding obligation, enforceable against the Rights Agent in accordance with its terms, (e) there has been no material mutual mistake of fact or misunderstanding or fraud, duress or undue influence, in connection with the negotiation, execution or delivery of the Rights Agreement and (f) with respect to the dividend declared to distribute the Rights under the Rights Agreement, the Company complied with the applicable sections of Maryland law concerning the funds from which dividends may be paid and the solvency of the Company before and after giving effect thereto; and

        (vi) the Securities will not be issued in violation of the ownership limit contained in the Charter.

   This opinion letter is given, and all statements herein are made, in the context of the foregoing.

   This opinion letter is based as to matters of law solely on applicable provisions of the following, as currently in effect: (i) the Maryland General Corporation Law, as amended, and (ii) as to the opinion given in paragraph
(a), New York contract law (but not including any statues, ordinances, administrative decisions, rules or regulations of any political subdivision of the State of New York). We express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations. As used herein, the term "Maryland General Corporation Law, as amended" includes the statutory provisions contained therein, all applicable provisions of the Maryland Constitution and reported judicial decisions interpreting these laws.
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Sizeler Property Investors, Inc.
December 17, 2001
Page 3

   Based upon, subject to and limited by the foregoing, we are of the opinion that:

   (a) following (i) effectiveness of the Registration Statement under the Securities Act of 1933, as amended (the "Act"), (ii) due execution and delivery of an applicable Indenture by the Company and the Trustee named therein, (iii) applicable Board Action duly authorizing the issuance of any series of Debt Securities, the terms of which have been duly established in accordance with the provisions of the Indenture, (iv) due authentication by the Trustee, and (v) due execution and delivery of such Debt Securities on behalf of the Company against payment therefor in accordance with the terms of such Board Action, any applicable underwriting agreement or purchase agreement, the Indenture and any applicable supplemental indenture, and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, the Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms;

   (b) following (i) effectiveness of the Registration Statement under the Act, (ii) due execution and delivery of an applicable Warrant Agreement by the Company and the Warrant Agent named therein, (iii) applicable Board Action duly authorizing a Warrant Agreement conforming to the description thereof in the Registration Statement and/or the applicable Prospectus Supplement, (iv) due authentication by the Warrant Agent of Warrants conforming to the requirements of the related Warrant Agreement, and (v) due execution and delivery of such Warrants on behalf of the Company against payment therefor in accordance with the terms of such Board Action, any applicable underwriting agreement or purchase agreement, the applicable Warrant Agreement, and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, the Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms;

   (c) following (i) effectiveness of the Registration Statement under the Act, (ii) final Board Action authorizing and establishing a series of the Preferred Stock, in accordance with the terms of the Charter, the By-Laws and applicable Maryland law, (iii) filing of an appropriate Articles Supplementary with respect to such Preferred Stock, (iv) final action of the Board of Directors authorizing issuance of such shares of Preferred Stock, and (v) receipt by the Company of the consideration for the Preferred Stock specified in the resolutions of the Board of Directors, the Preferred Stock will be validly issued, fully paid, and nonassessable;

   (d) following (i) effectiveness of the Registration Statement, (ii) execution and delivery by the Company of the Underwriting Agreement, (iii) issuance of the Shares pursuant to the terms of the Underwriting Agreement, and (iv) receipt by the Company of the consideration for the Shares specified in the Board Action referred to above, the Shares will be validly issued, fully paid and non-assessable; and

   (e) with regard to issuances of Common Stock other than the Shares following (i) effectiveness of the Registration Statement under the Act, (ii) final Board Action authorizing an issuance of Common Stock, and (iii) issuance and delivery of certificates for Common Stock against payment therefor in accordance with the terms of such Board Action and any applicable underwriting agreement or purchase agreement, and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, or conversion or exchange of Preferred Stock or Debt Securities or exercise of Warrants that, by their terms, are convertible into or exchangeable or exercisable for Common Stock, the Common Stock will be validly issued, fully paid, and nonassessable.

   To the extent that the obligations of the Company under any Indenture may be dependent upon such matters, we assume for purposes of paragraph (a) of this opinion letter that the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee is duly qualified to engage in the activities contemplated by the Indenture; that the Indenture has been duly authorized, executed and delivered by the Trustee and constitutes the valid and binding obligation of the Trustee enforceable against the Trustee in accordance with its terms; that the Trustee is in compliance, with respect to acting as a trustee under the Indenture, with all applicable laws and regulations; and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the Indenture.
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Sizeler Property Investors, Inc.
December 17, 2001
Page 4

   To the extent that the obligations of the Company under any Warrant Agreement may be dependent upon such matters, we assume for purposes of paragraph (b) of this opinion letter that the applicable Warrant Agent is duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization; that the Warrant Agent is duly qualified to engage in the activities contemplated by the Warrant Agreement; that the Warrant Agreement has been duly authorized, executed, and delivered by the Warrant Agent and constitutes the valid and binding obligation of the Warrant Agent enforceable against the Warrant Agent in accordance with its terms; that the Warrant Agent is in compliance, with respect to acting as a Warrant Agent under the Warrant Agreement, with all applicable laws and regulations; and that the Warrant Agent has the requisite organizational and legal power and authority to perform its obligations under the Warrant Agreement.

   The opinions expressed in Paragraphs (a) and (b) above shall be understood to mean only that if there is a default in performance of an obligation, (i) if a failure to pay or other damage can be shown and (ii) if the defaulting party can be brought into a court which will hear the case and apply the governing law, then, subject to the availability of defenses and to the exceptions set forth elsewhere in this opinion letter, the court will provide a money damage (or perhaps injunctive or specific performance) remedy.

   In addition to the qualifications, exceptions and limitations elsewhere set forth in this opinion letter, our opinions expressed above (i) are also qualified to the extent the enforcement thereof may be limited by: (a) bankruptcy, insolvency, reorganization, receivership, moratorium or other laws affecting creditors' rights (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers); and (b) the exercise of judicial discretion and the application of principles of equity including, without limitation, requirements of good faith, fair dealing, reasonableness, conscionability and materiality (regardless of whether enforcement of applicable agreements is considered in a proceeding in equity or at law); and (ii) insofar as they relate to the Rights, are limited to the valid issuance of the Rights under the Maryland General Corporation Law, as amended.

   This opinion letter has been prepared for your use in connection with the Registration Statement and speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter.

   We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus and, with respect to the Shares, the Prospectus Supplement, in each case, constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Act.

                                          Very truly yours,

                                          HOGAN & HARTSON L.L.P.